                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                   (Mark One)
  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934

                          Date of report July 17, 2000


                         Commission file number 0-25135

                                 REDDING BANCORP
             (Exact name of Registrant as specified in its charter)

          California                                    94-2823865
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

  1951 Churn Creek Road
      Redding, Bancorp                                      96002
(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (530) 224-3333

        Securities registered pursuant to Section 12(b) of the Act: None

           Securities registered pursuant to Section 12(g) of the Act:
                      Common Stock, no par value per share

           Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]



     Indicate the number of shares outstanding of each of the issuer's class of common stock, as of the latest practicable date. June 30, 2000 2,615,923

          Item 5. Other Events


          Press release for the following (article attached):

          Redding Bancorp, parent company of Redding Bank of Commerce announces second quarter earnings.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          /s/ Linda J. Miles
                          ------------------------------------------------------
                          By: Linda J. Miles
                          Executive Vice President & Chief Financial Officer

REDDING BANCORP (RDDB)
COMPANY PRESS RELEASE

                            FOR INFORMATION CONTACT:
                       RUSSELL L. DUCLOS, PRESIDENT & CEO
                            PHONE (530) 224-7326, OR
                     LINDA J. MILES, CHIEF FINANCIAL OFFICER
                              PHONE (530) 224-7318
                          www.reddingbankofcommerce.com

FOR IMMEDIATE RELEASE:
----------------------

REDDING BANCORP, PARENT COMPANY OF REDDING BANK OF COMMERCE
ANNOUNCES SECOND QUARTER 2000 EARNINGS

--------------------------------------------------------------------------------

REDDING, CALIFORNIA, JULY 14, 2000/ PRNEWSWIRE -- Russell L. Duclos, President & CEO of Redding Bancorp, Parent Company of Redding Bank of Commerce today announced net income of $2,405,000 or $0.86 per diluted share, for the six months ended June 30, 2000, an 18% increase over 1999 net income of $2,033,000 or $0.71 per diluted share, for the prior years comparable period. Results for the three months ending June 30, 2000 were net income of $1,240,000 or $0.45 per diluted share versus $1,134,000 or $0.40 per diluted share for the prior years comparable period.

Net interest income of $5,697,000 for the six months ended June 30, 2000 reflected a 7% increase, compared with $5,310,000 for the same period in the prior year. The increase in net interest income was $387,000 compared to $269,000 for the comparable period a year ago. The net interest income improvement is primarily attributable to growth in loan volume during the quarter. Variable rate increases in loans are partially offset by higher cost of funding. Loans are up $11,175,000 since December 31, 1999, a 6.5% increase and is centered in the construction and commercial real estate portfolio, coupled with two prime rate increases during the period. Deposits are up $8,004,000 since December 31, 1999, a 4% increase. The growth in deposits is centered in higher yielding certificates of deposit reflected in the increased cost of funding.

Total assets increased approximately 4.4% to $242,694,000 at June 30, 2000, compared with $232,519,000 at December 31, 1999.

Redding Bancorp's return on average equity was 18.20% at June 30, 2000, compared with 16.56% at June 30, 1999. Return on average assets was 2.03% at June 30, 2000, compared to 1.83% at June 30, 1999. For the quarter, return on average equity was 18.28% at June 30, 2000 compared with 18.31% for the prior years quarterly results.

Redding Bancorp, located in Redding, California, converted from a banking holding company to a financial services holding company in April 2000. The status change allows the company to pursue opportunities in the brokerage, insurance and other related financial services. Redding Bancorp owns Redding Bank of Commerce, a federally insured California banking corporation, which opened on October 22, 1982. Redding Bank of Commerce has three full service offices, two in Redding, and one in Roseville, California.

                                 REDDING BANCORP
                             SELECTED FINANCIAL DATA
       (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)
                                       AT
                                 THREE MONTHS ENDED           SIX MONTHS ENDED

--------------------------------------------------------------------------------
                                    6/30/00     6/30/99     6/30/00      6/30/99
--------------------------------------------------------------------------------
Interest Income:
  Net Interest Income               $ 2,819     $ 2,721     $ 5,697      $ 5,310
  Provision for Loan Losses         $    56     $    15     $    56      $    40
                                    -------     -------     -------      -------
  Net Interest Income after
     Provision for Loan Losses      $ 2,763     $ 2,706     $ 5,641      $ 5,270

Noninterest Income:
  Service Charges                   $    57     $    72     $   110      $   145
  Credit Card Income, net           $   454     $   471     $   924      $   886
  Other Income                      $   204     $   225     $   416      $   418
  Loss on sale of
      Investment securities         $     0     $     0     $   (59)     $     0
                                    -------     -------     -------      -------
     Total Noninterest  Income      $   715     $   768     $ 1,391      $ 1,449

Noninterest Expense:
  Compensation & benefits           $   922     $   892     $ 1,822      $ 1,855
  Occupancy & Equipment             $   221     $   219     $   489      $   448
  Data Processing &
      Professional Fees             $   134     $   142     $   268      $   365
  Other Expenses                    $   263     $   417     $   613      $   758
                                    -------     -------     -------      -------
      Total Noninterest Expense     $ 1,540     $ 1,670     $ 3,192      $ 3,426

Income from Operations              $ 1,938     $ 1,804     $ 3,840      $ 3,293
   Income Tax Provision             $   698     $   670     $ 1,435      $ 1,260
                                    -------     -------     -------      -------
            Net Income              $ 1,240     $ 1,134     $ 2,405      $ 2,033
                                    =======     =======     =======      =======

--------------------------------------------------------------------------------
                         AT OR FOR THE THREE            AT OR FOR THE SIX MONTHS
                             MONTHS ENDED                         ENDED
--------------------------------------------------------------------------------
Key Financial Ratios               06/30/00    06/30/99     6/30/00    06/30/99
--------------------------------------------------------------------------------
Net income per share- basic         $  0.47     $  0.43     $  0.92      $  0.77
Net income per share- diluted       $  0.45     $  0.40     $  0.86      $  0.71

Net Interest Margin                    5.06%       5.25%       5.20%       5.18%

Return on Average Equity              18.28%      18.31%      18.20%      16.56%
Return on Average Assets               2.06%       2.03%       2.03%       1.83%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Total Assets              $242,694     $224,330     $242,694     $224,330
Loans Receivable, net     $180,958     $157,185     $180,958     $157,185
Deposits                  $206,327     $195,896     $206,327     $195,896
Shareholders' Equity      $ 27,661     $ 25,590     $ 27,661     $ 25,590
Book Value per share      $  11.73     $  10.89     $  11.73     $  10.89

--------------------------------------------------------------------------------